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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report dated October 6, 2000 for Unity Emerging Technology Venture One Ltd. included in or made a part of this registration statement.


                                          ARTHUR ANDERSEN LLP


New York, New York
October 16, 2000